UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2013

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On April 16, 2013, Arbitron Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”). The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2013, are as follows:

1.	Approval of Merger. The stockholders’ approved the adoption of the Agreement and Plan of Merger, dated as of December 17, 2012, by and among Arbitron Inc., Nielsen Holdings N.V. and TNC Sub I Corporation, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 25, 2013, as such agreement may be further amended from time to time. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
20,644,512	24,292	184,573	No

2.	Adjournment. The stockholders approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
19,616,642	1,231,916	4,819	No

3.	Advisory Approval of “Golden Parachute” Compensation. The stockholders approved, on an advisory (non-binding) basis, the Company’s “golden parachute” compensation arrangements that may be paid or become payable to our named executive officers in connection with the merger and the agreements pursuant to which such compensation may be paid or become payable. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,322,805	1,992,392	538,180	No

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

April 16, 2013	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary